Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT,

MASTER REAFFIRMATION AND JOINDER TO LOAN DOCUMENTS

This FIRST AMENDMENT TO CREDIT AGREEMENT, MASTER REAFFIRMATION AND JOINDER TO LOAN DOCUMENTS (this “Agreement”) is made as of this 6th day of March, 2006, among DEVCON SECURITY HOLDINGS, INC., a Florida corporation (“Holdings”), DEVCON SECURITY SERVICES CORP., a Delaware Corporation (“Services”), COASTAL SECURITY COMPANY, a Delaware corporation (“Coastal”), COASTAL SECURITY SYSTEMS, INC., a Delaware corporation (“Systems”), CENTRAL ONE, INC., a Florida corporation (“Central One”), GUARDIAN INTERNATIONAL INC., a Florida corporation (“Guardian”), MUTUAL CENTRAL ALARM SERVICES INC., a New York corporation (“Mutual”), STAT-LAND BURGLAR ALARM SYSTEMS & DEVICES INC., a New York corporation (“Stat-Land”), PRECISION SECURITY SYSTEMS, INC., a Florida corporation (“Precision”, and together with Holdings, Services, Coastal, Systems, Central One, Guardian, Mutual and Stat-Land, the “Borrowers”) are sometimes hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”), and CAPITALSOURCE FINANCE LLC, as Agent (in such capacity, the “Agent”), for the Lenders parties thereto and as a Lender. All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement described below.

W I T N E S S E T H:

A. Holdings, Services, Coastal, Systems and Central One (collectively, the “Existing Borrowers”), Agent and Lenders have entered into that certain Credit Agreement dated as of November 10, 2005 (such Credit Agreement, as the same as amended hereby and as may from time to time be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which Agent and Lenders made loans and other financial accommodations (collectively, the “Loans”) to Existing Borrowers, subject to the terms and conditions set forth in the Credit Agreement.

B. The Existing Borrowers have entered into various agreements, documents and instruments in connection with the Credit Agreement (collectively, the “Loan Documents”).

C. Devcon International Corp., Devcon Acquisition, Inc. (“Acquisition”) and Guardian have entered into that certain Agreement and Plan of Merger dated November 9, 2005 (“Merger Agreement”),pursuant to which Acquisition will merge with and into Guardian with Guardian as the survivor and concurrently therewith, Guardian will become a Subsidiary of Holdings (the “Merger”).

D. It is a condition to the continuing extension of Loans and other financial accommodations by the Lenders under the Credit Agreement that Guardian, Mutual, Stat-Land and Precision be joined as parties to the Credit Agreement and each other Loan Document and that Existing Borrowers enter into this Agreement to acknowledge and agree that the Loan Documents, and the liens, security interests and guarantees granted and issued thereunder, secure and guaranty the “Obligations” of the Borrowers under the Credit Agreement.

E. Borrowers have requested that the Credit Agreement be amended as set forth herein to reflect the joinder of Guardian, Mutual, Stat-Land and Precision as parties to the Loan Documents and to increase the Commitment to $100,000,000, and Agent and the Lenders are, subject to the terms hereof, willing to so amend the Credit Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, each of the undersigned hereby agrees as follows:

1.	Joinder to Loan Documents.

(a)	Each of Guardian, Mutual, Stat-Land and Precision acknowledges and agrees that it is a “Borrower” under the Credit Agreement and each other Loan Document, effective upon the date of their execution of this Agreement. All references in the Loan Documents to the terms “Borrower”, “Borrowers”, “Pledgor” or “Pledgors”, as applicable, shall be deemed to include Guardian, Mutual, Stat-Land and Precision. Without limiting the generality of the foregoing, each of Guardian, Mutual, Stat-Land and Precision hereby repeats and reaffirms all covenants, agreements, representations and warranties contained in the Credit Agreement and other Loan Documents.

(b)	Each of Guardian, Mutual, Stat-Land and Precision hereby acknowledges and agrees that it is jointly and severally liable for the all the Obligations under the Credit Agreement to the same extent and with the same force and effect as if it had originally been one of the Existing Borrowers under the Credit Agreement and had originally executed the same as such an Existing Borrower. Except as specifically modified hereby, all of the terms and conditions of the Credit Agreement shall remain unchanged and in full force and effect.

(c)	Each of Guardian, Mutual, Stat-Land and Precision acknowledges that it has pledged and granted to Agent, for the benefit of Agent and Lenders, as security for the Obligations, a continuing first priority Lien and security interest in and to all of its property and assets in accordance with the Security Agreement.

2.	Amendments to Loan Agreement. The Credit Agreement hereby is amended as follows:

(a)	Disclosure Schedules. Disclosure Schedules 4.1, 4.2, 4.6, 4.7, 4.8, 4.11, 4.12, 4.13, 4.15, 4.18, 4.19, 4.26, 6.1, 7.3 and 7.4(a) to the Credit Agreement are hereby amended by adding Supplemental Disclosure Schedules 4.1, 4.2, 4.6, 4.7, 4.8, 4.11, 4.12, 4.13, 4.15, 4.18, 4.19, 4.26, 6.1, 7.3 and 7.4(a) attached hereto, respectively, thereto.

(b)	Schedule I to the Credit Agreement is hereby amended in its entirety to read as follows:

Schedule 1

Lender	Commitment Amount	Commitment Percentage
CapitalSource Finance LLC	$100,000,000	100%

(c)	Exhibits 2.4(f), 5.1(a) and 5.1(b) to the Credit Agreement are hereby deleted in their entirety and Exhibits A, B and C to this Agreement are hereby inserted in substitution therefor.

(d)	The definition of “Attrition Ratio” in Section 1 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in substitution therefor:

“Attrition Ratio” shall mean, for any period of determination the ratio of the following (x) and (y), each without duplication, expressed as a percentage: (x) the sum of (i) Attrited RMR (exclusive of Wholesale RMR) for the Measured Time Period and (ii) “Wholesale Attrited RMR” (defined as the net loss, if any, of Wholesale RMR during the Measured Time Period) for the Measured Time Period, divided by (y) the average BOM RMR for the Measured Time Period, with the resulting percentage annualized by multiplying it by the quotient of twelve (12) divided by the number of months in the Measured Time Period.

(e)	Section 1 of the Credit Agreement is hereby amended to add the following new defined terms:

“First Amendment” means the First Amendment to Credit Agreement, Master Reaffirmation and Joinder to Loan Documents dated as of March 6, 2006, among Borrowers, Agent and Lenders.

“Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.10 per share of Parent.

(f)	Section 2.3 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in substitution therefor:

“The Borrowers shall utilize the proceeds of the Loans as set forth in Recital B. Disclosure Schedule (2.3) contains a description of the Borrowers’ sources and uses of funds as of the Closing Date and the date of First Amendment, including the Advance to be made or incurred on such dates, and a funds flow memorandum detailing how funds from each source are to be transferred and particular uses.”

(g)	Section 5.1(a)(iv) of the Credit Agreement is hereby amended to delete the reference to “Holdings” in each place where it appears therein and insert in substitution therefor the word “Parent”.

(h)	Section 7.3(a)(viii) of the Credit Agreement is hereby amended by deleting the reference to the dollar figure “$750,000” where it appears therein and inserting in substitution therefor the dollar figure “$1,500,000”.

(i)	Section 7.4(b) of the Credit Agreement is hereby amended to delete the reference to the dollar figure “$250,000” where it appears therein and insert in substitution therefor the dollar figure “$300,000”.

(j)	Section 7.13 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in substitution therefor:

“No such Borrower shall make any Restricted Payment, except: (a) intercompany loans and advances among the Borrowers to the extent permitted by Section 7.3; (b) dividends and distributions to another Borrower and dividends to Holdings in an amount required by Holdings to dividend to Parent to permit Parent to pay dividends on the Preferred Stock as set forth in the Certificate of Designations for the Preferred Stock filed by Parent with the Secretary of State of Florida; (c) employee loans permitted under Section 7.4(b); (d) payments of principal and interest of Intercompany Notes issued in accordance with Section 7.3; and (e) any payment of reasonable and customary expenses to the Parent or any Borrower or Affiliate thereof, so long as such expenses are paid in the ordinary course of business, on an arm’s length basis, in an aggregate amount not to exceed $360,000 plus the amount of any reasonable out-of-pocket expenses incurred in connection with the management of Borrowers in any Fiscal Year; and provided that no Event of Default exists or would occur before or after giving effect to any such proposed payment in clauses (a) through (e) of this Section.”

(k)	Sections 10.1(f) and (j) of the Credit Agreement are hereby amended by deleting the references to the dollar figures “$300,000” and “$500,000” where they appear therein and inserting in substitution therefor the dollar figures “$350,000” and “$550,000”, respectively.

3.	Commitment Increase. Agent and Lenders hereby consent to the requested Commitment Increase of $30,000,000 and upon the effectiveness of this Agreement the Commitment shall be increased to $100,000,000 from $70,000,000.

4.	Consent to Merger. Upon the effectiveness of this Agreement, Agent and Lenders consent to the Merger pursuant to the terms of the Merger Agreement and deem such Merger to be a Permitted Acquisition.

5.	Reaffirmation.

(a)

Each Existing Borrower, as borrower, debtor, grantor, mortgagor, pledgor, guarantor or assignor, or in any other similar capacities in which such Person grants Liens or security interests in the Collateral or otherwise acts as an accommodation party or guarantor, as the case may be, in any case under the Loan Documents, hereby (i) ratifies and reaffirms all of its payment, performance and observance obligations and liabilities, whether contingent or otherwise, under each Loan Document to which it is a party, and (ii) to the extent such Person granted Liens on or security interests in any of the Collateral pursuant to any Loan Document as security for the Obligations and the obligations, liabilities and indebtedness of such Person under or with respect to the Loan Documents, ratifies and reaffirms such grant of security and confirms and agrees that such Liens and security interests hereafter secure all of the Obligations and the other obligations, indebtedness and liabilities of such Person and the other Borrowers, as applicable, under the Loan Documents.

(b)	Each Existing Borrower acknowledges receipt of a copy of the Credit Agreement and the other Loan Documents executed and delivered in connection therewith and acknowledges that each of the Loan Documents remains in full force and effect and hereby is ratified and confirmed. The execution and delivery of this Agreement, and the performance of Existing Borrowers’ obligations hereunder, shall not (i) operate as a waiver of any right, power or remedy of Agent or any Lender, (ii) constitute a waiver of any provision of any of the Loan Documents, or (iii) constitute a novation of any of the Obligations or other obligations under the Loan Documents. Each Borrower agrees that this Agreement constitutes a “Loan Document” under the Credit Agreement.

6.	Conditions. The effectiveness of this Agreement is subject to the following conditions precedent:

(a)	Delivery of Documents. This Agreement and all other documents and other items identified in the Closing Checklist attached as Exhibit D hereto shall have been delivered to Agent, each duly authorized and executed and in form and substance reasonably satisfactory to Agent.

(b)	Expenses. Agent shall have received payment in full of the Additional Commitment Fee and any other fees and expenses payable to it by Borrowers or any other Person in connection herewith, including, without limitations attorneys’ fees and expenses in connection with the negotiation, documentation and execution of this Agreement and the other Loan Documents.

(c)	No Default or Event of Default. No Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing.

7.	Representations and Warranties.

(a)	Each Existing Borrower hereby confirms to the Agent and Lenders that the representations and warranties set forth in the Credit Agreement and each of the other Loan Documents, as amended by this Agreement, made by such Existing Borrower are true and correct in all material respects as of the date hereof and shall be deemed to be remade as of the date hereof (except to the extent such representations and warranties (x) expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, (y) is qualified by materiality or has a Material Adverse Effect qualifier (in which case such representation or warranty shall be true and correct in all respects) or (z) are expressly supplemented by the Supplemental Schedules attached hereto).

(b)	Each of Guardian, Coastal, Stat-Land and Precision hereby represents and warrants to the Agent and Lenders that: (i) it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) upon the execution and delivery hereof, this Agreement shall be valid, binding and enforceable upon it in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights and laws relating to the availability of equitable remedies); (iii) the execution and delivery of this Agreement do not and shall not contravene, conflict with, violate or constitute a default under (A) the articles or certificate of incorporation, by-laws or other constituent documents, if applicable, or (B) any applicable law, rule, regulation, judgment, decree or order or any material agreement, indenture or instrument to which it is a party or is bound or which is binding upon or applicable to all or any portion of it property; and (iv) no Default or Event of Default exists.

8.	Miscellaneous.

(a)	No Further Amendments; Ratification of Liability; Effect. Each of the Loan Documents shall remain in full force and effect in accordance with their respective terms. Each Borrower hereby ratifies and confirms its liabilities, obligations and agreements under the Loan Documents and acknowledges that (i) it has no defenses, claims or set-offs to the enforcement by Agent or any Lender of such liabilities, obligations and agreements, (ii) Agent and each Lender have fully performed all of their respective obligations to such Persons which Agent or such Lender may have had or has on and as of the date hereof and (iii) by Agent’s execution hereof, neither Agent nor any Lender waives, diminishes or limits any term, condition or covenant contained in any of the Loan Documents.

(b)	Successors and Assigns. This Agreement shall be binding upon each Borrower and its respective successors and assigns and shall inure to the benefit of Agent and each Lender and their respective successors and assigns; all references herein to Borrower shall be deemed to include their respective successors and assigns. The successors and assigns of such Persons shall include, without limitation, their respective receivers, trustees or debtors-in-possession.

(c)	Further Assurances. Each Borrower hereby agrees from time to time, as and when requested by Agent, to execute and deliver or cause to be executed and delivered (or otherwise authorized), all such documents, instruments and agreements, including, without limitation, any UCC financing statements, and to take or cause to be taken such further or other action as Agent may deem necessary or desirable in order to carry out the intent and purposes of this Agreement, the Credit Agreement and the other Loan Documents.

(d)	Release. Notwithstanding any other provision of any Loan Document, each Borrower voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself (the “Releasing Party”), hereby fully and completely releases and forever discharges each Indemnified Person and any other Person or insurer which may be responsible or liable for the acts or omissions of any of the Indemnified Persons, or who may be liable for the injury or damage resulting therefrom (collectively, with the Indemnified Persons, the “Released Parties”), of and from any and all actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent, that the Releasing Party has against any of the Released Parties as of the date of this Agreement (“Losses”), other than Losses resulting from the gross negligence or willful misconduct of the Released Party. Each Borrower acknowledges that the foregoing release is a material inducement to (a) Lender’s decision to enter into this Agreement, (b) Lender’s decision to extend to Borrowers the financial accommodations hereunder and has been relied upon by each Lender in agreeing to make the Advances and (c) CapitalSource’s decision to serve as Agent.

(e)	Definitions. All references to the singular shall be deemed to include the plural and vice versa where the context so requires.

(f)	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MARYLAND.

(g)	Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(h)	Merger. This Agreement represents the final agreement of each Borrower with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, between any of Borrowers on the one hand and Agent and the Lenders on the other hand.

(i)	Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(j)	Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned as of the day and year first set forth above.

DEVCON SECURITY HOLDINGS, INC., a Florida corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	President

DEVCON SECURITY SERVICES CORP., a Delaware corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	President

COASTAL SECURITY COMPANY, a Delaware corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	President

COSTAL SECURITY SYSTEMS, INC., a Delaware corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	President

CENTRAL ONE, INC., a Florida corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	President

GUARDIAN INTERNATIONAL, INC., a Florida corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	President

MUTUAL CENTRAL ALARM SERVICES INC., a New York corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	Executive Vice President

STAT-LAND BURGLAR ALARM SYSTEMS & DEVICES INC., a New York corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	Executive Vice President

PRECISION SECURITY SYSTEMS, INC., a Florida corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	President

CAPITALSOURCE FINANCE LLC

By:	/s/ Thomas B. Pagnani
Name:	Thomas B. Pagnani
Title:	Director HealthCare and Specialty Finance Business